Avis Budget Group Reports First Quarter Results

PARSIPPANY, N.J., May 1, 2023 - Avis Budget Group, Inc. (NASDAQ: CAR) announced financial results for first quarter 2023 today.

We ended the quarter with revenues 5% above the first quarter 2022, at $2.6 billion, driven by strong demand and revenue per day in-line with prior year.

Net income was $312 million and our Adjusted EBITDA1 was $535 million. Utilization was up a point compared to first quarter 2022, at 68.4%, as our fleet continues to be well positioned to meet growing demand.

Our liquidity position at the end of the quarter was approximately $1.4 billion, with an additional $2.3 billion of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until late 2024.

“Our first quarter demand was strong, with our international inbound and commercial customers continuing their improved growth. This culminated with the most rental transactions in our first quarter history,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “Despite this growth in activity, we managed to improve utilization and rigorously control costs to continue to deliver strong earnings. I want to thank our team, all around the world, for all their hard work. We look forward to continued success as we transition towards our seasonal peak.”

Q1 HIGHLIGHTS

•Revenues were $2.6 billion, a new first quarter record, with revenue per day in-line with first quarter 2022.
•Adjusted EBITDA in the Americas was $516 million for the first quarter of 2023 driven by strong demand and improved utilization.
•Adjusted EBITDA in International was $50 million, a new first quarter record, driven by improved pricing, volume and utilization.
•Voluntary cash contribution of nearly $500 million to vehicle programs.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our first quarter results on May 2, 2023, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay of the call will be available on our website and at (877) 660-6853 using conference code 13737826.

_________________________
[1]Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for the definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions, both through our Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. We operate most of our car rental locations in North America, Europe and Australasia directly, and operate primarily through licensees in other parts of the world. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation or otherwise, manufacturer recalls, disruption in the supply of new vehicles, shortages in semiconductors used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including future volatility in airline passenger traffic;

•a deterioration in economic conditions, resulting in a recession or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, the current and any future pandemic diseases, natural disasters, military conflict, including the ongoing military conflict between Russia and Ukraine, or civil unrest in the locations in which we operate, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of COVID-19, inflation, the ongoing military conflict between Russia and Ukraine, and any embargos on oil sales imposed on or by the Russian government;

•our ability to continue to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility;

•political, economic or commercial instability in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•our ability to dispose of vehicles in the used-vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, gasoline prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the assumptions and estimates that are used in our impairment testing for goodwill or intangible assets, which could result in a significant impairment of our goodwill or intangible assets; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. For additional information concerning forward-looking statements and other important factors, refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the "SEC").

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	James Tomlinson, ABGPress@edelman.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022	% Change
Income Statement and Other Items
Revenues	$2,557	$2,432	5%
Income before income taxes	397	695	(43)%
Net income	312	527	(41)%
Earnings per share - diluted	7.72	9.71	(20)%

Adjusted EBITDA(A)	535	810	(34)%

	As of
	March 31, 2023	December 31, 2022
Balance Sheet Items
Cash and Cash Equivalents	$548	$570
Program cash and restricted cash	81	72
Vehicles, net	17,434	15,961
Debt under vehicle programs	14,777	13,809
Corporate debt	4,696	4,671
Stockholders' equity attributable to Avis Budget Group, Inc.	(444)	(703)

	Three Months Ended March 31,
	2023	2022	% Change
Segment Results

Revenues
Americas	$2,016	$2,000	1%
International	541	432	25%
Corporate and Other	—	—	n/m
Total Company	$2,557	$2,432	5%

Adjusted EBITDA(A)
Americas	$516	$810	(36)%
International	50	23	117%
Corporate and Other	(31)	(23)	35%
Total Company	$535	$810	(34)%

_______
n/m	Not meaningful.
(A)	Refer to Table 5 for the reconciliation of net income to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.

Table 2
Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$2,557	$2,432

Expenses
Operating	1,307	1,147
Vehicle depreciation and lease charges, net	265	111
Selling, general and administrative	324	283
Vehicle interest, net	133	77
Non-vehicle related depreciation and amortization	56	58
Interest expense related to corporate debt, net:
Interest expense	73	53
Restructuring and other related charges	4	8
Other (income) expense, net	(2)	—
Total expenses	2,160	1,737

Income before income taxes	397	695
Provision for income taxes	85	168
Net income	312	527
Less: net income (loss) attributable to non-controlling interests	—	(2)
Net income attributable to Avis Budget Group, Inc	$312	$529

Earnings per share
Basic	$7.88	$9.96
Diluted	$7.72	$9.71

Weighted average shares outstanding
Basic	39.6	53.1
Diluted	40.4	54.5

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY (Unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Americas

Rental Days (000’s)	28,274	27,482	3%
Revenue per Day	$71.30	$72.76	(2)%
Revenue per Day, excluding exchange rate effects	$71.49	$72.76	(2)%
Average Rental Fleet	452,535	443,356	2%
Vehicle Utilization	69.4%	68.9%	0.5 pps
Per-Unit Fleet Costs per Month	$128	$20	n/m
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$128	$20	n/m

International

Rental Days (000’s)	9,962	8,581	16%
Revenue per Day	$54.28	$50.42	8%
Revenue per Day, excluding exchange rate effects	$57.50	$50.42	14%
Average Rental Fleet	168,298	150,788	12%
Vehicle Utilization	65.8%	63.2%	2.6 pps
Per-Unit Fleet Costs per Month	$179	$186	(4)%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$189	$186	2%

Total

Rental Days (000’s)	38,236	36,063	6%
Revenue per Day	$66.87	$67.44	(1)%
Revenue per Day, excluding exchange rate effects	$67.84	$67.44	1%
Average Rental Fleet	620,833	594,144	4%
Vehicle Utilization	68.4%	67.4%	1.0 pps
Per-Unit Fleet Costs per Month	$142	$62	n/m
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$145	$62	n/m
_______
n/m Not meaningful.
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.

Table 4
Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW AND ADJUSTED FREE CASH FLOW (Unaudited)
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW	Three Months Ended March 31, 2023
Operating Activities
Net cash provided by operating activities	$819
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(47)
Net cash used in investing activities of vehicle programs	(1,631)
Net cash used in investing activities	(1,678)
Financing Activities
Net cash used in financing activities exclusive of vehicle programs	(58)
Net cash provided by financing activities of vehicle programs	899
Net cash provided by financing activities	841
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	5
Net change in cash and cash equivalents, program and restricted cash	(13)
Cash and cash equivalents, program and restricted cash, beginning of period	642
Cash and cash equivalents, program and restricted cash, end of period	$629

ADJUSTED FREE CASH FLOW (A)
Adjusted EBITDA (B)	$535
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(73)
Working capital and other	145
Capital expenditures (C)	(56)
Tax payments, net of refunds	(19)
Vehicle programs and related (D)	(502)
Adjusted Free Cash Flow (B)	$30
Acquisition and related payments, net of acquired cash	(3)
Borrowings, net of debt repayments	(5)
Repurchases of common stock	(51)
Change in program and restricted cash	9
Other receipts (payments), net	4
Foreign exchange effects, financing costs and other	3
Net change in cash and cash equivalents, program and restricted cash (per above)	$(13)

_______
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(A)	This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be a reconciliation of these non-GAAP measures, which can be found in Table 5.
(B)	Refer to Table 5 for the reconciliations of net income to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(C)	Includes $12 million of cloud computing implementation costs.
(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
(In millions)

	Three Months Ended March 31,
	2023	2022
Reconciliation of Net income to Adjusted EBITDA:

Net income	$312	$527
Provision for income taxes	85	168
Income before income taxes	397	695
Non-vehicle related depreciation and amortization	56	58
Interest expense related to corporate debt, net	73	53
Restructuring and other related charges	4	8
Other (income) expense, net	(2)	—
Reported within operating expenses:
Cloud computing costs	7	2
COVID-19 charges, net	—	(7)
Unprecedented personal-injury and other legal matters, net	—	1
Adjusted EBITDA	$535	$810

Reconciliation of Net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities	$819
Net cash used in investing activities of vehicle programs	(1,631)
Net cash provided by financing activities of vehicle programs	899
Capital expenditures	(44)
Change in program and restricted cash	(9)
Other receipts (payments), net	(4)
Adjusted Free Cash Flow	$30

_______
Refer to Appendix I for the definition of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $15 million and $12 million in the three months ended March 31, 2023 and 2022, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS (Unaudited)
($ in millions, except as noted)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,016	$541	$2,557	$2,000	$432	$2,432
Currency exchange rate effects	5	32	37	—	—	—
Revenue excluding exchange rate effects	$2,021	$573	$2,594	$2,000	$432	$2,432
Rental days (000's)	28,274	9,962	38,236	27,482	8,581	36,063
RPD excluding exchange rate effects (in $'s)	$71.49	$57.50	$67.84	$72.76	$50.42	$67.44

Vehicle Utilization
Rental days (000's)	28,274	9,962	38,236	27,482	8,581	36,063
Average rental fleet	452,535	168,298	620,833	443,356	150,788	594,144
Number of days in period	90	90	90	90	90	90
Available rental days (000's)	40,728	15,147	55,875	39,902	13,571	53,473
Vehicle utilization	69.4%	65.8%	68.4%	68.9%	63.2%	67.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$174	$90	$264	$26	$85	$111
Currency exchange rate effects	—	5	5	—	—	—
	$174	$95	$269	$26	$85	$111
Average rental fleet	452,535	168,298	620,833	443,356	150,788	594,144
Per-unit fleet costs (in $'s)	$386	$566	$434	$59	$558	$186
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$128	$189	$145	$20	$186	$62

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; any impairment charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; charges for unprecedented personal-injury and other legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits; non-operational charges related to shareholder activist activity, which includes third party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; and income taxes.

We believe Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for unprecedented personal-injury and other legal matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.